UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 22, 2020

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33338	13-2721761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street, Pittsburgh, Pennsylvania		15203-2329
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 432-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

Convertible Notes Offering

On April 22, 2020, American Eagle Outfitters, Inc. (“AEO,” “we,” “us,” “our,” or the “Company”), issued a press release announcing its intention to offer, subject to market and other conditions, $400 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the related grant to the initial purchasers of the notes of an option to purchase up to an additional $60 million aggregate principal amount of notes in the private placement.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of the Company’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

Update Regarding COVID-19

On April 22, 2020, the Company provided a further update related to the current business environment as impacted by COVID-19.

Prior to the impact of the COVID-19 pandemic, our comparable period sales performance from February 2, 2020 through early March 2020 was consistent with our comparable period sales performance for the fourth quarter of fiscal 2019. Commencing in early March, we experienced a significant reduction in customer traffic and demand resulting from the continued spread of COVID-19 and government actions to combat it. We closed our stores to the public after the close of business on March 17, 2020.

We continue to operate our digital business. Since the first day that stores were closed to the public, our digital sales growth has accelerated, significantly exceeding our expectations. In 2019, our digital business represented approximately 29% of total revenue. In order to support online demand and utilize in-store inventory, we continued to leverage our store network for buy-online/ship-from-store capabilities. Additionally, we plan to introduce Curbside Pick-Up by April 27, 2020, allowing us to sell inventory from stores and to serve our customers who would prefer to pick up their purchases.

Despite the strength in digital, we generate the majority of our revenue through stores and there can be no assurance that the current performance in our digital sales growth will continue. The store closures will remain in place until state and local governments allow us to re-open. When we are able to re-open our stores, we cannot assure that in-store customer traffic will return to levels prior to the outbreak of COVID-19. As a result, we expect our results for the current fiscal quarter and for fiscal 2020 will be significantly adversely impacted. The longer our stores remain closed to the public, the greater impact it will have on our financial results. We have withdrawn our fiscal 2020 outlook issued on March 4, 2020 because of the negative impact of COVID-19 on our financial results and the uncertainty related to its duration.

We are also taking several precautionary measures and appropriately adjusting our operational needs due to the impact of COVID-19, including taking a series of actions to preserve financial strength as follows:

•	a suspension of our share repurchase program and deferred payment of the first quarter cash dividend;

•	temporary furloughs of store, field and corporate associates beginning April 5, 2020, largely reflecting the continued uncertainty around the duration of store closures;

•	reductions to operating expenses, which include delayed merit increases for associates, a hiring freeze and other cost saving initiatives;

•	cuts to inventory receipts to align with lower demand due to store closures; and

•	planned reductions to capital expenditures across stores, information technology and other projects of at least $100 million from the previous guidance of planned expenditures of $225 million to $275 million for Fiscal 2020.

In addition, we have had productive discussions with our vendors to reduce purchases and extend terms, as well as with our landlords regarding the extension of payment terms.

Furthermore, as of March 16, 2020, we drew $330 million on our $400 million senior secured revolving credit facility (not including $7.9 million of outstanding stand-by letters of credit) to bolster our cash position and maximize flexibility. As of the date hereof, we have approximately $490 million in cash and cash equivalents which includes the proceeds from the revolver drawdown. Management believes that the Company currently has adequate liquidity to meet its medium-term needs assuming the Company completes its offering of the notes. Taking into account the measures described above, following receipt of the proceeds of the offering, management believes that our on-hand liquidity would enable us to continue operations beyond Fiscal 2020, if necessary, even if our retail locations remained closed through the duration of that period.

While our digital business, including buy-online/ship-from-store capabilities, is continuing, we are unable to accurately predict the impact that the COVID-19 pandemic will have on our operations and financial results going forward due to:

•	the currently unknown duration of the COVID-19 pandemic;

•	the impact of governmental regulations that have been, and may in the future be, imposed in response to the pandemic, including regulations which could adversely affect our or cause us to cease our digital business if we are required to close our distribution and fulfillment centers or are otherwise unable acquire or deliver merchandise;

•	potential changes in consumer behavior and shopping patterns, including traffic through stores once they reopen;

•	the deterioration in the economic conditions in the United States, which potentially could have an impact on discretionary consumer spending;

•	the ability of our distribution centers to maintain adequate staffing to meet increased customer demand;

•	the impact on our landlords and resulting ability of us to keep our stores open; and

•	the impact of COVID-19 on our and our vendors’ supply chain, including impact on adequate inventory levels and supply chain costs, and on our third-party delivery service providers.

The novel coronavirus (COVID-19) pandemic has had and is expected to continue to have an adverse effect on our business and results of operations.

Except as identified below, there have been no material changes to the Company’s risk factors disclosed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 1, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2020.

In late 2019, COVID-19 was first detected in Wuhan, China. In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets. Although we continue to operate our e-commerce business, we have temporarily closed our corporate offices and American Eagle and Aerie physical stores without a firm date on when we will reopen due to COVID-19. Furthermore, we furloughed a significant number of our store, field and corporate associates effective as of April 5, 2020, due to the uncertainty surrounding the length of our store closures. Staffing our distribution centers has been made more difficult and expensive because of the impact of the pandemic and the increased demand for e-commerce fulfillment, and this difficulty may continue so long as the pandemic remains a threat. We are undertaking extensive measures to ensure the safety of our customers and associates once our stores re-open, but given the uncertainty around the virus, our ability to staff our stores and store traffic may be significantly impacted for the immediate future. Due to the uncertainty of COVID-19, we will continue to assess the situation, including government imposed restrictions, market by market.

We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration of the COVID-19 pandemic and the impact of governmental regulations that might be imposed in response to the pandemic, which could, among other things, require that we close our distribution and fulfillment centers or otherwise make it difficult or impossible to operate our e-commerce business, regarding the length of time that COVID-19 disruptions will continue. These disruptions will largely depend on the duration of the COVID-19 pandemic and the governmental regulations that may be imposed in response to the pandemic, the extent of which is currently unknowable. The regulations could, among other things, require that we close our distribution and fulfillment centers or otherwise make it difficult or impossible to operate our e-commerce business. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions, have resulted in temporary store closures, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations. In addition, we expect to be impacted by the deterioration in the economic conditions in the United States, which potentially could have an impact on discretionary consumer spending. To the extent that our target customer demographic is disproportionately impacted by unemployment or otherwise as a result of the COVID-19 pandemic, our business may be further adversely affected. While it is premature to accurately predict the ultimate impact of these developments, we expect our results for the quarter ending May 2, 2020 and beyond will be adversely impacted in a significant manner.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in “Risk Factors” under Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” under Item 7 of our Annual Report on Form 10-K for the year ended February 1, 2020, filed with the SEC on March 12, 2020, including risks relating to change in consumer demand or shopping patterns, our level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, our ability to comply with the covenants contained in the agreements that govern our indebtedness, availability of adequate capital, our ability to execute our strategic plans, our real estate portfolio, disruptions to our supply chain and third-party delivery service providers, our ability to access to adequate quantities of product and materials, tariffs, and regulatory restrictions.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds, our introduction of Curbside Pick-Up, the re-opening of our stores, our financial results and reduction to capital expenditures, our liquidity and our continued operations. Forward-looking statements represent AEO’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting AEO will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of AEO’s common stock and risks relating to AEO’s business, including the anticipated impact to consumer demand, AEO’s supply chain and AEO’s financial results due to the spread of COVID-19 and other risks described in periodic reports that AEO files from time to time with the SEC. AEO may not consummate the proposed offering described in this Current Report on Form 8-K and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds.

For additional information on these and other factors that could affect AEO’s actual results, see the risk factors set forth in AEO’s filings with the SEC, including the most recent Annual Report filed with the SEC on March 12, 2020. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and AEO does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 22, 2020 by American Eagle Outfitters, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2020

AMERICAN EAGLE OUTFITTERS, INC.
By:	/s/ Stacy B. Siegal
Name:	Stacy B. Siegal
Title:	Executive Vice President, General Counsel